Exhibit a(2)

                            THE PREMIUM PORTFOLIOS


                                 AMENDMENT TO
                             DECLARATION OF TRUST


     The undersigned, constituting a majority of the Trustees of The Premium Portfolios (the "Trust"), a trust organized under the laws of the State of New York, pursuant to the Trust's Declaration of Trust dated as of September 13, 1993, as amended (the "Declaration"), do hereby amend Article III of the Declaration to provide that Section 3.12 of the Declaration shall not apply from and after January 1, 1999.


Elliott J. Berv                             Philip W. Coolidge
-------------------------------             -----------------------------------
ELLIOTT J. BERV                             PHILIP W. COOLIDGE
As Trustee and Not Individually             As Trustee and Not Individually


Mark T. Finn                                C. Oscar Morong, Jr.
-------------------------------             -----------------------------------
MARK T. FINN                                C. OSCAR MORONG, JR.
As Trustee and Not Individually             As Trustee and Not Individually


Walter E. Robb, III                         E. Kirby Warren
-------------------------------             -----------------------------------
WALTER E. ROBB, III                         E. KIRBY WARREN
As Trustee and Not Individually             As Trustee and Not Individually

                            THE PREMIUM PORTFOLIOS


                                 AMENDMENT TO
                             DECLARATION OF TRUST



     The undersigned, constituting a majority of the Trustees of The Premium Portfolios (the "Trust"), a trust organized under the laws of the State of New York, pursuant to a Declaration of Trust dated September 13, 1993, as amended (the "Declaration"), subject to approval by the investors in Balanced Portfolio, a series of the Trust, in accordance with the Declaration, do hereby amend Section 3.2 of the Declaration as follows:

     By deleting paragraph (d) of Section 3.2 of the Declaration and replacing it in its entirety with the following:

          (d) Notwithstanding any other provision of this Declaration to the contrary, the Trustees shall have the power in their discretion without any requirement of approval by investors to either invest all or a portion of the Trust Property of each Series of the Trust (other than the Series designated as Government Income Portfolio, International Equity Portfolio and Emerging Asian Markets Equity Portfolio), or sell all or a portion of such Trust Property and invest the proceeds of such sales, in one or more investment companies to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the 26th day of May, 1999.


Elliott J. Berv                             Philip W. Coolidge
-------------------------------             -----------------------------------
ELLIOTT J. BERV                             PHILIP W. COOLIDGE
As Trustee and Not Individually             As Trustee and Not Individually


Mark T. Finn                                C. Oscar Morong, Jr.
-------------------------------             -----------------------------------
MARK T. FINN                                C. OSCAR MORONG, JR.
As Trustee and Not Individually             As Trustee and Not Individually


Walter E. Robb, III                         E. Kirby Warren
-------------------------------             -----------------------------------
WALTER E. ROBB, III                         E. KIRBY WARREN
As Trustee and Not Individually             As Trustee and Not Individually